                                                                    Exhibit 99.1



                               ==================

                                 PSI 401(K) PLAN

                               ==================









                        (Restated as of January 1, 1997)

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE 1 DEFINITIONS ......................................................   1
   1.1    "Account" ........................................................   1
   1.2    "Affiliate" ......................................................   1
   1.3    "Appropriate Form" ...............................................   1
   1.4    "Beneficiary" ....................................................   1
   1.5    "Board" ..........................................................   1
   1.6    "Break in Service" ...............................................   1
   1.7    "Code" ...........................................................   2
   1.8    "Company" ........................................................   2
   1.9    "Company Percentage Matching Contributions" ......................   2
  1.10    "Company Percentage Matching Contribution Account" ...............   2
  1.11    "Company Fixed Matching Contributions" ...........................   2
  1.12    "Company Fixed Matching Contribution Account" ....................   2
  1.13    "Compensation" ...................................................   2
  1.14    "Employee" .......................................................   3
  1.15    "Employer" .......................................................   4
  1.16    "ERISA" ..........................................................   4
  1.17    "Highly Compensated Employee" ....................................   4
  1.18    "Hour of Service" ................................................   4
  1.19    "Normal Retirement Date" .........................................   5
  1.20    "Participant" ....................................................   5
  1.21    "Plan" ...........................................................   5
  1.22    "Plan Year" ......................................................   5
  1.23    "Prudential Stock" ...............................................   5
  1.24    "Prudential Stock Fund" ..........................................   6
  1.25    "PSI Plan Administrator" .........................................   6
  1.26    "Retirement Investment Committee" ................................   6
  1.27    "Rollover Account" ...............................................   6
  1.28    "Salary Reduction Contributions" .................................   6
  1.29    "Salary Reduction Contribution Account" ..........................   6
  1.30    "Service" ........................................................   6
  1.31    "Total Disability" ...............................................   8
  1.32    "Trustee" ........................................................   8

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                 Page
     1.33   "Trust Fund" .......................................................    8
     1.34   "USERRA" ...........................................................    8
     1.35   "Valuation Date" ...................................................    8

ARTICLE 2   PARTICIPATION ......................................................    8
     2.1    General Eligibility Requirements ...................................    8
     2.2    Post-October 1, 2000 Eligibility for Salary Reduction Contributions     9
     2.3    Enrollment in the Plan .............................................    9
     2.4    Re-employment Rules ................................................   10

ARTICLE 3   CONTRIBUTIONS ......................................................   10
     3.1    Participants' Salary Reduction Contributions .......................   10
     3.2    Company Percentage Matching Contributions ..........................   12
     3.3    Company Fixed Matching Contributions ...............................   13
     3.4    Payment and Allocation of Company Matching Contributions to the
            Trustee ............................................................   14
     3.5    Voluntary After Tax Contributions ..................................   15
     3.6    Rollover Contributions .............................................   15
     3.7    Contributions Required on Return From Military Service .............   16
     3.8    Transfers from Other Plans .........................................   16
     3.9    Distribution of Excess Deferrals ...................................   17
     3.10   Return of Contributions ............................................   17

ARTICLE 4   LIMITATIONS ON CONTRIBUTIONS .......................................   18
     4.1    Statutory Nondiscrimination Requirements ...........................   18
     4.2    Modification of Payroll Reduction Elections ........................   20
     4.3    Excess Salary Reduction Contributions ..............................   20
     4.4    Excess Matching Contributions ......................................   21
     4.5    Income Allocable to Excess Contributions ...........................   21
     4.6    Other Limitations on Contributions and Benefits ....................   22

ARTICLE 5   ACCOUNTS AND INVESTMENT FUNDS ......................................   23
     5.1    Maintenance of Accounts ............................................   23
     5.2    Adjustment of Accounts .............................................   23
     5.3    ERISA Section 404(c) ...............................................   23
     5.4    Investment Directions ..............................................   23

ARTICLE 6   ELIGIBILITY FOR AND DISTRIBUTION OF BENEFITS .......................   24

                               TABLE OF CONTENTS

                                   (Continued)

                                                               Page

    6.1    Normal Retirement or Total Disability .............   24
    6.2    Other Termination of Employment ...................   25
    6.3    Forfeitures .......................................   25
    6.4    Method of Payment .................................   26
    6.5    Commencement of Benefits ..........................   27
    6.6    Cashout of Small Benefits .........................   28
    6.7    Death Benefits ....................................   28
    6.8    Eligible Rollover Distributions ...................   29

ARTICLE 7  IN-SERVICE WITHDRAWALS AND LOANS ..................   32
    7.1    In-Service Withdrawals Generally ..................   32
    7.2    Ordering Rules for Withdrawals ....................   32
    7.3    Pre-Age 59 1/2Hardship Withdrawals ................   33
    7.4    Withdrawal Requests ...............................   35
    7.5    Loans .............................................   35

ARTICLE 8  TOP HEAVY PROVISIONS ..............................   36
    8.1    Effect of Top Heavy Status ........................   36
    8.2    Definitions and Special Rules .....................   37

ARTICLE 9  ADMINISTRATION OF PLAN ............................   38
    9.1    Appointment of Administrator and Procedural Matters   38
    9.2    Powers of PSI Plan Administrator ..................   38
    9.3    Operation of PSI Plan Administrator ...............   39
    9.4    Appointment of Retirement Investment Committee ....   39
    9.5    Powers of Retirement Investment Committee .........   40
    9.6    Operation of Retirement Investment Committee ......   40
    9.7    Fiduciary Status ..................................   41
    9.8    Resignation or Removal ............................   41
    9.9    Records and Reports ...............................   41
    9.10   Expenses ..........................................   41
    9.11   Indemnification ...................................   42
    9.12   Claim for Benefits ................................   42
    9.13   Review of Denied Claims ...........................   43
    9.14   Limitation on Suits for Benefits ..................   44

                               TABLE OF CONTENTS

                                   (Continued)

                                                             Page

     9.15   Standard of Judicial Review of Committee Actions   44

ARTICLE 10  TRUST FUND .....................................   45
     10.1   General ........................................   45
     10.2   No Diversion ...................................   45
     10.3   Benefits Provided Solely by Trust Fund .........   46
     10.4   Prudential Stock ...............................   46

ARTICLE 11  AMENDMENTS AND TERMINATION .....................   52
     11.1   Company May Amend Plan .........................   52
     11.2   Withdrawal of Participating Employer ...........   53
     11.3   Termination ....................................   54
     11.4   Distributions Upon Termination .................   54
     11.5   Statutory Merger/Consolidation Rule ............   54

ARTICLE 12  MISCELLANEOUS ..................................   54
     12.1   No Rights Conferred ............................   54
     12.2   Benefits Limited to Trust Fund .................   55
     12.3   Spendthrift Provision ..........................   55
     12.4   Payment to Minors or Incompetents ..............   56
     12.5   Headings .......................................   56
     12.6   Severability ...................................   56
     12.7   Construction ...................................   56

                                 PSI 401(K) PLAN
                                 ---------------

                                  INTRODUCTION

         The Plan (formerly known as the Bache Group Inc. Voluntary Employee Retirement Savings Account Plan) is a profit sharing plan with a cash or deferred arrangement and an employer matching contribution feature. The Plan was last restated generally effective as of January 1, 1989 in order to satisfy the applicable provisions of the Tax Reform Act of 1986, the Omnibus Reconciliation Act of 1986, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Unemployment Compensation Amendments of 1992, and the Omnibus Reconciliation Act of 1993. The Plan is hereby amended and restated in its entirety, effective as of January 1, 1997 (or such other date or dates specified herein or required by applicable law) in order to incorporate amendments made to the Plan since its last restatement and to incorporate the applicable provisions of the Uruguay Round Agreements Act (GATT), the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, and certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001.

         Except as otherwise specified, this document governs the rights and obligations of Participants who have at least one Hour of Service after December 31, 1996 and persons who become Beneficiaries after that date. The terms of the Plan in effect before January 1, 1997 will govern the rights and obligations of all other Participants and Beneficiaries.

                                    ARTICLE 1

                                   DEFINITIONS

         Wherever used herein, the masculine includes the feminine, the singular includes the plural, and the following terms have the following meanings unless a different meaning is clearly required by the context.

         1.1 "Account" means the bookkeeping account(s) maintained under the Plan for a Participant or Beneficiary.

         1.2 "Affiliate" means any entity which is affiliated with the Company pursuant to Section 414(b), 414(c), 414(m) or 414(o) of the Code. For the purpose of applying Section 415 of the Code, the standard of control under Sections 414(b) and (c) of the Code shall be "more than 50%" instead of "at least 80%."

         1.3 "Appropriate Form" means the form or other appropriate communication (whether or not written) prescribed or permitted by the PSI Plan Administrator for a particular purpose under the Plan.

         1.4 "Beneficiary" means an individual, trust or other entity entitled to receive the balance, if any, of a deceased Participant's Account under the Plan.

         1.5 "Board" means the Board of Directors of the Company or, if applicable, any person or persons appointed by the Board of Directors of the Company with the authority to act for and on behalf of the Board under the Plan.

         1.6 "Break in Service" means a Plan Year during which an individual is credited with no Hours of Service. Solely for the purpose of determining whether a Break in Service occurs, (a) an individual who is absent from work because of the individual's pregnancy, the birth of the individual's child, the adoption of a child by the individual, or the care of the individual's newborn or newly adopted child, will be credited with the Hours of Service which would otherwise have been credited in the Plan Year in which the absence from work begins if such crediting is necessary to prevent a Break in Service in that Plan Year or, if not, in the following Plan Year, and (b) an individual who is absent from work due to a leave of absence approved in accordance with the practices and policies of an Employer will be credited with at least one Hour of Service during each Plan Year in which the leave of absence continues.

         1.7 "Code" means the Internal Revenue Code of 1986, as amended.

         1.8 "Company" means Prudential Securities Incorporated (and any successor thereto), which, for purposes of Section 3(16)(B) of ERISA, is the plan sponsor.

         1.9 "Company Percentage Matching Contributions" means the matching contributions, if any, made by an Employer pursuant to Section 3.2.

         1.10 "Company Percentage Matching Contribution Account" means the Account to which Company Percentage Matching Contributions made for a Participant (together with earnings thereon) are credited.

         1.11 "Company Fixed Matching Contributions" means the matching contributions, if any, made by an Employer pursuant to Section 3.3

         1.12 "Company Fixed Matching Contribution Account" means the Account to which Company Fixed Matching Contributions made for a Participant (together with earnings thereon) are credited.

         1.13 "Compensation" means, for any Plan Year, the taxable wages reported by an Employer on an Employee's Form W-2, adjusted as follows: (a) include Salary Reduction Contributions under the Plan and amounts exempt from taxation by reason of elections made under Sections 125, 129 and 132(f)(4) of the Code, and (b) exclude imputed income under

Section 79 of the Code, moving allowance, car allowance, and other similar payments and any amounts attributable to income taxable under Section 83 of the Code (relating to compensatory transfers of property other than cash). For each Plan Year, Compensation in excess of $150,000 or such greater limit as may be permitted under Section 401(a)(17) of the Code will be disregarded for the purposes of allocating contributions and testing for prohibited discrimination under the Plan.

         1.14 "Employee" means an individual who performs services for an Employer in an employer-employee relationship, excluding (a) an individual who is covered in any collective bargaining unit; (b) an individual who is neither a citizen nor a resident alien of the United States and who receives no earned income from the Company which constitutes income from sources within the United States within the meaning of Section 861(a)(3) of the Code; (c) an individual who is a "leased employee" within the meaning of Section 414(n) of the Code; and
(d) except as specifically provided below, an individual who is employed outside the United States. A United States citizen who is employed outside the United States on temporary assignment and who receives compensation from the Company or an Affiliate will be deemed to be an Employee for purposes of the Plan, the Company will be deemed the Employer with respect to each such Employee and the total compensation of such Employee shall be the remuneration paid to him or her by the Company and such Affiliate. For the purposes hereof, an individual has an employer-employee relationship with an Employer if (and only if) the individual is classified as an employee on the Employer's payroll and personnel records. An individual whose classification is other than as an employee, including, without limitation, an individual classified as a contingent worker, independent contractor, third-party payroll worker, or employee of a consulting firm or temporary help agency (whether or not a joint employee with another entity) does not have an employer-employee relationship for purposes of the Plan. An individual's status as a non-employee under the Plan will not be affected by any retroactive reclassification of the individual's employment status by a court, regulatory agency, arbitration panel or other authority.

         1.15 "Employer" means the Company, any Affiliate which is a participating employer on December 31, 1996 and any other Affiliate which thereafter becomes a participating employer in the Plan.

         1.16 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.17 "Highly Compensated Employee" means an Employee who (a) is a 5 % owner (within the meaning of Section 416(i) of the Code) at any time during that or the preceding Plan Year, or (b) for the preceding Plan Year, had Compensation in excess of $80,000 (indexed for inflation pursuant to the Code), all as determined under Section 414(q) of the Code.

         1.18 "Hour of Service" means the sum of:

                  (a) each hour for which an individual is directly or indirectly paid or entitled to payment by the Company or an Affiliate for the performance of services;

                  (b) each hour for which an individual is paid or entitled to payment directly or indirectly by the Company or an Affiliate on account of his or her absence due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, provided, however, that an individual will be credited with no more than 501 Hours of Service in respect of any continuous period of absence; and

                  (c) any additional hours for which back pay is awarded or agreed to by an Employer, irrespective of mitigation of damages, which additional hours will be credited to the period or periods to which the award or agreement pertains rather than the period in which the award, agreement or payment is made (limited to 501 hours for a period during which the individual did not or would not have performed duties).

         The provisions of Section 2530.200(b) of the regulations issued by the Department of Labor are incorporated herein by reference for purposes of computing and crediting Hours of Service for reasons other than the performance of duties. No Hours of Service will be taken into account in respect of a period described in Section 2500.200b-2(b)(3) of the Department of Labor regulations. Notwithstanding the foregoing, an individual who leaves the employ of his or her Employer to enter the armed forces of the United States and who is eligible for reemployment and benefit rights under USERRA will be deemed to be actively employed by the Employer during the period of military service if he or she returns to active employment with the Company or an Affiliate before the end of the applicable re-employment protection period prescribed by USERRA.

         1.19 "Normal Retirement Date" means the date an Employee attains age
65.

         1.20 "Participant" means an Employee or former Employee for whom an Account is maintained under the Plan.

         1.21 "Plan" means the retirement savings plan set forth herein, as amended from time to time.

         1.22 "Plan Year" means each twelve-month period beginning January 1 and ending December 31.

         1.23 "Prudential Stock" means shares of common stock issued by Prudential Financial, Inc.

         1.24 "Prudential Stock Fund" means an investment fund consisting of Prudential Stock and short-term liquid investments necessary to satisfy the fund's cash needs. Such fund shall, from time to time, also include receivables for dividends or Prudential Stock sold, and payables for Prudential Stock purchased.

         1.25 "PSI Plan Administrator" means a committee of three or more persons appointed by and serving at the pleasure of the PSI Executive Vice President in charge of human resources (or successor to the duties thereof) to administer the Plan.

         1.26 "Retirement Investment Committee" means the committee of three or more persons appointed pursuant to Section 9.4 to select and monitor Plan investment options under the Plan.

         1.27 "Rollover Account" means the Account to which an Employee's rollover contributions, if any, together with earnings thereon, are credited.

         1.28 "Salary Reduction Contributions" means 401(k) contributions made from a Participant's Compensation pursuant to the Participant's payroll reduction election or the automatic enrollment provisions of the Plan.

         1.29 "Salary Reduction Contribution Account" means the Account to which Salary Reduction Contributions (together with earnings thereon) are credited.

         1.30 "Service" means active employment with the Company or an Affiliate, subject to the following special rules:

                  (a) an individual will be deemed to be actively employed for the first twelve months of an absence from work due to disability, sickness, layoff, leave of absence or any other reason except voluntary termination of employment, retirement, discharge or death;

                  (c) an individual will be deemed to be actively employed during an absence from work due to voluntary termination of employment, retirement or discharge if the individual returns to active employment and performs an hour of service within twelve months from the date of the voluntary termination, retirement or discharge (or, if the voluntary termination, retirement or discharge occurs during a period of absence described in (a) above, before the first anniversary of the date the earlier period of absence began);

                  (d) an individual who leaves the employ of his or her Employer to enter the armed forces of the United States and who is eligible for reemployment and benefit rights under USERRA will be deemed to be actively employed by the Employer during the period of military service if he or she returns to active employment with the Company or an Affiliate before the end of the applicable re-employment protection period prescribed by USERRA;

                  (e) if an individual is absent from work for more than one year because of the individual's pregnancy, the birth of the individual's child, the adoption of a child by the individual, or the care of the individual's newborn or newly adopted child, then, subject to an intervening voluntary termination of employment or discharge, the individual will neither be treated as absent from work nor credited with Service during the second twelve months of that absence; and

                  (f) if an individual is separated from Service before having any vested interest in his or her Account to which the Plan's vesting schedule applies, and if the period of the separation is more than five years, then the period of his or her pre-separation Service will be disregarded for all purposes hereof.

         Except as otherwise specifically provided herein, the period of an individual's Service will be measured in days; and one year of Service will be the equivalent of 365 days of Service. For vesting purposes, the provisions of this Section shall apply to a leased employee (within the meaning of Section 414(n) of the Code) of the Company or an Affiliate as if he or she was an actual employee. Unless the Board determines otherwise, service with a predecessor employer whose business is acquired by the Company or an Affiliate and service with an Employer prior to the Employer's adoption of the Plan will be taken into account for purposes of vesting and eligibility (but not for purposes of benefit accrual).

         1.31 "Total Disability" means a condition for which benefits are or would be payable under the Company's long term disability plan.

         1.32 "Trustee" means the person or persons (including a corporation) appointed and acting as trustee of the Trust.

         1.33 "Trust Fund" means the assets of the Plan.

         1.34 "USERRA" means Rights Act of 1994. the Uniformed Services Employment and Reemployment

         1.35 "Valuation Date" means the last day of each calendar month and such other date or dates as the PSI Plan Administrator (acting in its absolute discretion and in a nondiscriminatory manner) may determine for valuing the Trust Fund or a Participant's Account.

                                    ARTICLE 2
                                    ---------

                                  PARTICIPATION
                                  -------------

         2.1 General Eligibility Requirements. Subject to Section 2.2 (relating to accelerated eligibility for post-October 1, 2000 Salary Reduction Contributions), an Employee will be eligible to become a Participant on the first day of the month next following the later of

(a) the last day of the first eligibility computation period during which the Employee is credited with at least 1,000 Hours of Service, or (b) the date the Employee reaches age 21. An Employee's eligibility computation period is the one-year period beginning on the date the Employee first completes an Hour of Service (or, if applicable, the first day following a Break in Service on which he or she is credited with an Hour of Service) and each Plan Year beginning after that date. An individual will automatically be a Participant on January 1, 1997 if he or she is an Employee on that date and was a Participant in the Plan on December 31, 1996.

         2.2 Post-October 1, 2000 Eligibility for Salary Reduction Contributions. Effective October 2, 2000, an Employee will be eligible to become a Participant with respect to Salary Reduction Contributions under Section 3.1 on the latest of (1) October 2, 2000, (2) the first day of the calendar month next following the month in which the Employee completes one month of Service, and (3) the date the Employee reaches age 21. The requirements of Section 2.1 will continue to apply after October 1, 2000 for determining eligibility to become a Participant with respect to Company Percentage Matching Contributions and Company Fixed Matching Contributions under Sections 3.2, 3.3 and 3.4.

         2.3 Enrollment in the Plan.

                  (a) Voluntary Enrollment. Subject to the automatic enrollment provisions of Section 2.3(b), an Employee who satisfies the eligibility requirements of Section 2.1 or 2.2 will become a Participant as soon as practicable after completing and returning the Appropriate Form to the PSI Plan Administrator.

                  (b) Automatic Enrollment. An Employee who initially becomes eligible to make Salary Reduction Contributions after March 31, 1999 (whether under Section 2.1 or 2.2) will automatically be enrolled in the Plan (for the limited purpose of making Salary Reduction

Contributions) on his or her initial eligibility date unless, before such date, the Employee files an Appropriate Form with the PSI Administrator pursuant to which he or she voluntarily enrolls or affirmatively elects not to enroll. Salary Reduction Contributions for an Employee who is automatically enrolled in the Plan will begin as soon as practicable after the Employee's enrollment date, at the rate of 3% of Compensation (1% for Employees who become eligible before September 1, 2001). Each Employee to whom this subsection applies will be notified of the automatic enrollment provisions of the Plan and will be given a reasonable period of time before the automatic enrollment becomes effective to affirmatively elect not to be enrolled. Employees who are automatically enrolled will also be given annual notification of their rights to elect not to participate in the Plan, to change their elective contribution percentages and to change the manner in which their Accounts are invested.

         2.4 Re-employment Rules. A former Employee who was an active Participant and who again becomes an Employee will be treated as a new employee for purposes of applying the automatic enrollment provisions of Section 2.3(b) and, in any event, may again become an active Participant by re-enrolling in the Plan pursuant to Section 2.3(a). Notwithstanding the foregoing, a non-vested former Employee whose prior Service is disregarded pursuant to Section 1.30(f) will be treated as a new employee for purposes of applying Sections 2.1 and 2.2.

                                    ARTICLE 3
                                    ---------

                                  CONTRIBUTIONS
                                  -------------

         3.1 Participants' Salary Reduction Contributions.

         (a) General. Each Participant who enrolls in the Plan pursuant to
Section 2.3(a) must specify a percentage of the Participant's Compensation to be withheld by his or her Employer and paid to the Trustee as a Salary Reduction

Contribution. The contribution percentage must be at least 1% and is limited to 25% for Plan Years beginning after December 31, 2001, 15% for the 2000 and 2001 Plan Years, and 12% for Plan Years prior to 2000. Each Participant who is enrolled automatically pursuant to Section 2.3(b) of the Plan will be deemed to have elected to have 3% of his or her Compensation (1% for Participants automatically enrolled before September 1, 2001) withheld and paid to the Trustee as a Salary Reduction Contribution.

         (b) Dollar Limitation. The total amount of a Participant's Salary Reduction Contributions for a calendar year may not be more than the dollar limitation contained in Section 402(g) of the Code in effect for such year, except to the extent permitted after December 31, 2001 by Section 3.1(e) hereof and Section 414(v) of the Code.

         (c) Contribution to Trust. The Employer will make cash payments to the Trustee of the amounts withheld from a Participant's pay for Salary Reduction Contributions under the Plan. Unless otherwise permitted or required by applicable law, such payments will be made to the Trustee within 15 business days after the end of the month in which the withheld amounts would otherwise have been paid as wages to the Participant. Such amounts will be credited to the Participant's Salary Reduction Contribution Account.

         (d) Procedural Rules. Elections to make, change, or suspend Salary Reduction Contributions must be made, in such manner and in accordance with such procedures as is prescribed or permitted by the PSI Plan Administrator. A Participant's election (or deemed election) will terminate when the Participant ceases to be an Employee.

         (e) Catch-up Contributions. For each Plan Year beginning after December 31, 2001, all Participants who are eligible to make Salary Reduction Contributions and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with and subject to the limitations of Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. Company Percentage Matching Contributions and Company Fixed Matching Contributions will not be made with respect to a Participant's catch-up contributions made pursuant to this Section. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

         3.2 Company Percentage Matching Contributions. For each Plan Year, the Employer may make a Company Percentage Matching Contribution to the Plan with respect to the Salary Reduction Contributions made by each eligible Participant who is an Employee of (or, due to an approved leave of absence, is in the Service of) the Employer or an Affiliate on the last day of the Plan Year, or whose employment terminated during the Plan Year by reason of death, Total Disability or retirement after reaching the Participant's Normal Retirement Date. Unless the Company determines otherwise, the amount of the Percentage Matching Contribution on behalf of an eligible Participant for a Plan Year will be equal to the product of A and B, where:

         A equals the applicable percentage determined under the following Table
         3.2 based upon the Net Income of Prudential Securities Group, Inc. for the Plan Year, after bonuses and before taxes and amortization of intangibles ("Adjusted Net Income"); and

         B equals the amount of the Participant's Salary Reduction Contributions made during the Plan Year following the date he or she became eligible for Company Percentage Matching Contributions, provided that B may not exceed an amount equal to the lesser of 3% of Compensation or $2,250.

         Company Percentage Matching Contributions for eligible Participants for a Plan Year will be credited to the Participants' Company Percentage Matching Contribution Accounts. If a Participant forfeits any part of his interest in the Plan, the amount of the forfeiture will be applied to reduce the Company Percentage Matching Contributions otherwise required for the Plan Year in which the forfeiture arises or the immediately following Plan Year.

                                    TABLE 3.2

                                                   Applicable Matching
      Adjusted Net Income of                           Contribution
Prudential Securities Group, Inc.                       Percentage
---------------------------------                       ----------
        $0 up to $74,999,999                                25%
  $75,000,000 to $99,999,999                                35%
$100,000,000 to $124,999,999                                50%
        $125,000,000 or more                                75%


         3.3 Company Fixed Matching Contributions. For each Plan Year, the Employer will make a Company Fixed Matching Contribution with respect to the Salary Reduction Contributions of each eligible Participant who is an Employee of (or, due to an approved leave of absence, is in the Service of) the Employer or an Affiliate on the last day of the Plan Year, or whose employment terminated during the Plan Year by reason of death, Total Disability or retirement after reaching the Participant's Normal Retirement Date, and whose Compensation for the Plan Year is $50,000 or less. Unless the Company determines otherwise, the amount of the Company Fixed Matching Contribution for an eligible Participant for a Plan Year will be determined in accordance with the following Table 3.3, based upon the Adjusted Net Income of

Prudential Securities Group, Inc. for the Plan Year and the number of the Participant's years of Service as of the end of the Plan Year.

                                    TABLE 3.3

     Adjusted Net Income of                      Company Fixed Matching
Prudential Securities Group, Inc.        Contribution Based on Years of Service
---------------------------------        --------------------------------------
                                             1-3         4-6      7 or more
                                             ---         ---      ---------
up to$74,999,999                             $  0        $100        $150

$75,000,000 to $99,999,999                   $100        $150        $200

$100,000,000 to $124,999,999                 $200        $250        $300

$125,000,000 or more                         $300        $400        $500

Company Fixed Matching Contributions (including, for this purpose, any discretionary contributions that are designated as Company Fixed Matching Contributions) will be treated as "qualified matching contributions" within the meaning of Treas. Reg ss.1.401(k)-1(g)(13)(i)) for purposes of applying the provisions of Section 401(k)(3) of the Code. The Company Fixed Matching Contributions for eligible Participants for a Plan Year will be credited to the Participants' Company Fixed Matching Contribution Accounts. Company Fixed Matching Contributions are non-forfeitable at all times; may not be distributed to a Participant or any Beneficiary until the earliest date provided for in
Section 401(k)(2)(B) of the Code; and shall comply with the requirements of Treasury Regulation Section 1.401(k)-1(b)(5).

         3.4 Payment and Allocation of Company Matching Contributions to the Trustee
         (a) Plan Years before 2001. With respect to the Plan Year ending December 31, 2000 and prior Plan Years, all Company Percentage Matching Contributions and Company Fixed Matching Contributions will be paid to the Trustee in cash by the following March 31.

Such contributions will be credited to Participants' Accounts as soon as practicable after they are made.

         (b) Plan Years after 2000. With respect to the Plan Year ending December 31, 2001 and each subsequent Plan Year, unless the Board determines otherwise, the Company Percentage Matching Contributions and the Company Fixed Matching Contributions (if any) allocable to each eligible Participant will be paid to the Trustee on the last business day of March following the end of the Plan Year. Unless the PSI Plan Administrator determines otherwise, 100% of the Company Percentage Matching Contributions will be automatically invested in the Prudential Stock Fund, and the Company Fixed Matching Contributions will be paid in cash and invested in accordance with the Participants' investment directions. The PSI Plan Administrator will establish and maintain separate sub-accounts in order to track the contributions that will and will not be automatically invested in the Prudential Stock Fund pursuant to the Plan.

         3.5 Voluntary After Tax Contributions. Effective as of January 1, 1991, Participants will not be permitted to make after tax contributions to the Plan.

         3.6 Rollover Contributions. Subject to such rules as may be established by the PSI Plan Administrator, an Employee may make or, in the case of a direct rollover, cause to be made a rollover contribution of cash (but not property) to the Trust of eligible rollover distributions (within the meaning of Section 6.8(a) of the Plan) payable to or received by the Employee (a) from another employee benefit trust described in Section 401(a) of the Code, (b) from a qualified employee annuity plan described in Section 403(a) of the Code, (c) from a rollover individual retirement account, and, effective as of January 1, 2002, (d) from an annuity contract described in Section 403(b) of the Code, or
(e) from an eligible plan under Section 457 of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The PSI Plan Administrator and/or the Trustee may require an Employee to furnish any relevant information or documentation and to make any reasonable representations concerning the distribution from the prior plan or account before deciding whether to accept a rollover contribution. The amount of a rollover contribution shall be credited to the Employee's Rollover Account as soon as practicable after it is received. An Employee's interest in his or her Rollover Account shall be nonforfeitable at all times.

         3.7 Contributions Required on Return From Military Service. If a Participant who leaves the employ of an Employer to enter the armed services of the United States is reemployed by the Employer and is eligible for reemployment and benefit rights under USERRA, the Participant may make additional Salary Reduction Contributions during the period that begins on the date of his or her reemployment and that has the same length as the lesser of (a) the period of the Participant's absence due to such uniformed service multiplied by three and (b) five years. Any additional Salary Reduction Contributions made pursuant to the preceding sentence may not exceed the amount of Salary Reduction Contributions the Participant would otherwise have been permitted to make if he or she had been continuously employed through the period of uniformed service. The Employer shall make Company Percentage Matching Contributions and Company Fixed Matching Contributions with respect to such additional contributions in the same amount that would have been required had the Participant's additional contributions been made as Salary Reduction Contributions during the period of uniformed service. The Employer shall not make any contribution for lost earnings or failure to share in forfeitures.

         3.8 Transfers from Other Plans. Subject to the provisions of applicable law, the PSI Plan Administrator may permit assets of other qualified plans to be transferred to the Trust in a plan-to-plan transfer other than a direct rollover. The plan administrator and/or plan trustee of a transferor plan will furnish a breakdown of the assets being transferred so that those assets can be properly allocated to corresponding Accounts established hereunder. The PSI Plan Administrator shall take such action as may be necessary or appropriate in order to separately account for the assets of a transferor plan. The accrued benefits of transferor plan's participants and the optional forms of benefit available to those participants with respect to the transferred assets will be preserved hereunder to the extent required by the provisions of applicable law. If assets are transferred to the Trust from the trustee of a trust maintained under another plan and if a determination is subsequently made that the transferor plan is not qualified under Section 401(a) of the Code or that the asset transfer is otherwise not permissible, then the assets so transferred, together with earnings (or reduced by losses), will be returned and will be deemed to have been held by the Trustee in separate trust and not as part of the Trust Fund.

         3.9 Distribution of Excess Deferrals. If, on or before March 1 of any year, a Participant notifies the PSI Plan Administrator that all or part of the Salary Reduction Contributions made for his or her benefit during the preceding taxable year represents an excess deferral within the meaning of Section 402(g) of the Code, then the PSI Plan Administrator will cause the amount of such excess deferral to be distributed to the Participant by the April 15 following such notification.

         3.10 Return of Contributions. If a contribution by an Employer to the Trustee is (a) made by reason of a good faith mistake of fact, or (b) believed by the Employer in good faith to be deductible under Section 404 of the Code, but the deduction is disallowed, then the Trustee shall return to the contributing Employer the amount of the mistaken or nondeductible contribution. In no event may the return of an Employer contribution cause the value of a

Participant's interest in the Trust Fund to be reduced to an amount which is less than the amount it would have been had the mistaken or nondeductible contribution not been made. The return of a contribution hereunder must be made within one year after the mistaken contribution is made or the deduction is disallowed, as the case may be.

                                    ARTICLE 4
                                    ---------

                          LIMITATIONS ON CONTRIBUTIONS
                          ----------------------------

         4.1 Statutory Nondiscrimination Requirements.

         (a) Salary Reduction Contributions. Salary Reduction Contributions for a Plan Year must satisfy either of the following tests:

                  (1) the average of the individual ratios (expressed as percentages) of pre-tax Salary Reduction Contributions to Compensation (the "deferral percentages") for the Plan Year for all Highly Compensated Employees is not more than 125% of the average of the deferral percentages for other eligible Employees for the preceding Plan Year; or

                  (2) the average of the deferral percentages for all Highly Compensated Employees for the Plan Year is not more than twice the average of the deferral percentages of all other eligible Employees for the preceding Plan Year, and the average for the Highly Compensated Employees does not exceed the average for the other eligible Employees by more than 2%.

For the purposes of calculating the deferral percentages, the provisions of this Section will be applied in a manner consistent with Section 401(k)(3) of the Code and the regulations issued by the Treasury Department thereunder.

         (b) Matching Contributions. For each Plan Year, either of the following tests must be satisfied with respect to Company Percentage Matching Contributions and Company Fixed Matching Contributions (collectively, for this purpose, "Matching Contributions"):

                  (1) the average of the individual ratios (expressed as percentages) of the Matching Contributions to Compensation (the "contribution percentages") for the Plan Year for all Highly Compensated Employees is not more than 125% of the average of the contribution percentages for all other eligible Employees for the preceding Plan Year; or

                  (2) the average of the contribution percentages for all Highly Compensated Employees for the Plan Year is not more than twice the average of the contribution percentages for all other eligible Employees for the preceding Plan Year, and the average for the Highly Compensated Employees does not exceed the average for the other eligible Employees by more than 2% (provided, however, that this clause 2 will be disregarded to the extent required by law in order to prevent excessive multiple use of the 200%/2% deferral percentage and contribution percentage nondiscrimination tests).

For the purposes of calculating the contribution percentages, the provisions of this Section will be applied in a manner consistent with Section 401(m)(2) of the Code and the regulations issued by the Treasury Department thereunder.

         (c) Repeal of Multiple Use Test. Notwithstanding the provisions of parts (a) and (b) of this Section 4.1, the multiple use test (described in Treasury Regulation section 1.401(m)-2) shall not apply for Plan Years beginning after December 31, 2001.

         4.2 Modification of Payroll Reduction Elections. The PSI Plan Administrator may reduce the percentage rate of a Participant's Salary Reduction Contributions if and to the extent such reduction is deemed necessary or appropriate in order to satisfy the limitations hereof and of applicable law with respect to Salary Reduction Contributions and Matching Contributions, including, without limitation, Sections 401(k)(3), 401(m), 402(g)(1) and 415.

         4.3 Excess Salary Reduction Contributions. If the average of the deferral percentages for Highly Compensated Employees for a Plan Year exceeds the amount permitted by Section 4.1(a) of the Plan for that Plan Year, then the excess will be eliminated in the manner provided in this Section. First, in accordance with the provisions of applicable law, the Salary Reduction Contributions of some or all of the Highly Compensated Employees will be reduced (in descending order starting with the highest pre-tax Elective Contribution amounts) until the average of the deferral percentages for the Highly Compensated Employees satisfies one of the tests set forth in Section 4.1(a). Second, the amount of each Highly Compensated Employee's excess Salary Reduction Contributions will be determined based upon the reduction required under the preceding sentence. Third, amount of a Highly Compensated Employee's excess Salary Reduction Contributions, as so determined, together with income thereon, will be distributed to him or her as soon as practicable, but in no event later than the last day of the Plan Year following the Plan Year for which the excess Elective Contribution was made. If there has been a net investment loss instead of income attributable to the excess contributions, then the amount of the excess contributions to be distributed will not be reduced by the loss unless and except to the extent required by Section 401(k)(8) of the Code and the regulations issued thereunder.

         4.4 Excess Matching Contributions. If the average of the contribution percentages for Highly Compensated Employees for a Plan Year exceeds the amount permitted by Section 4.1(b) of the Plan for that Plan Year, then the excess will be eliminated in the manner provided in this Section. First, in accordance with the provisions of applicable law, the Matching Contribution amounts for some or all of the Highly Compensated Employees will be reduced (in descending order starting with the highest amounts of Matching Contributions) until the average of the contribution percentages for the Highly Compensated Employees satisfies the applicable test set forth in Section 4.1(b). Second, the amount of each Highly Compensated Employee's excess contributions will be determined based upon the reduction required under the preceding sentence. Third, the excess amount of the Matching Contributions made for each Highly Compensated Employee, as so determined, together with income thereon, will be distributed to him or her. The excess Matching Contributions determined under this Section will be paid as soon as practicable, but in no event later than the last day of the Plan Year following the Plan Year for which the excess amount is contributed. If there has been a net investment loss instead of income attributable to the excess contributions, then the amount of the excess Matching Contributions to be distributed will not be reduced by the loss unless and except to the extent required by Section 401(m)(6) of the Code and the regulations issued thereunder.

         4.5 Income Allocable to Excess Contributions. The income allocable to any class of excess contributions for a Plan Year shall be determined by multiplying the income for the Plan Year allocable to such class of contributions by a fraction. The numerator of the fraction is the amount of excess contributions of such class made by or on behalf of a Participant for the Plan Year. The denominator of the fraction is the Participant's total Account balance attributable to such class of contributions as of the beginning of the Plan Year plus the Participant's total contributions of that class for the Plan Year.

         4.6 Other Limitations on Contributions and Benefits. The annual addition (as defined under Section 415(c)(2) of the Code) to a Participant's Accounts for any limitation year, when added to the annual additions to his or her accounts under all other defined contribution plans (if any) maintained by the Company or an Affiliate for such year, may not exceed the lesser of (1) the applicable dollar limitation (described below), and (2) 25 percent (100 percent for limitation years beginning after December 31, 2001) of the Participant's compensation for such year. The applicable dollar limitation is $30,000 from 1997 through 2000, $35,000 for 2001, $40,000 for 2002, and $40,000 (adjusted for increases in the cost of living pursuant to Section 415(d)(1)(C) of the Code) for subsequent years. For limitation years beginning prior to January 1, 2000, if the Company or an Affiliate maintains a defined benefit pension plan, a Participant's benefits under that plan will be reduced in lieu of a reduction of annual additions under this Plan if and to the extent necessary to comply with the requirements of Section 415(e) of the Code. For the purposes of applying
Section 415 of the Code, the limitation year will be the calendar year. For the purpose of complying with the limitation on annual additions under Section 415(c) of the Code, the PSI Plan Administrator may direct the distribution of elective deferrals, together with earnings, in accordance with Section 1.415-6(b)(7) of the Treasury regulations. For the purposes of this Section, compensation means (a) all compensation paid by an Employer to a Participant which is required to be reported as wages on the Participant's Form W-2, (b) any taxable distributions received by the Participant from an unfunded nonqualified plan, (c) for limitation years beginning after December 31, 1997, amounts deferred under Section 401(k) of the Code and elective contributions to a cafeteria plan under Section 125 of the Code, and (d) for limitation years beginning after December 31, 2000, amounts excluded from gross income by reason of Section 132(f)(4) of the Code.

                                    ARTICLE 5
                                    ---------

                          ACCOUNTS AND INVESTMENT FUNDS
                          -----------------------------

         5.1 Maintenance of Accounts. The PSI Plan Administrator will establish and maintain separate Accounts for each Participant to reflect the Participant's interest in the Trust Fund attributable to Salary Reduction Contributions, Company Percentage Matching Contributions, Company Fixed Matching Contributions, Rollover Contributions and pre-1991 Participant after-tax contributions. The PSI Plan Administrator will also maintain or cause to be maintained such other Accounts or subaccounts as it deems necessary or desirable in order to carry out the Plan. Each Participant's Accounts will be credited, charged and adjusted in accordance with the provisions hereof.

         5.2 Adjustment of Accounts. As of each Valuation Date, a Participant's Accounts will be adjusted to reflect the Participant's share of contributions, withdrawals, distributions, income, expenses payable from the Trust Fund and any increase or decrease in the fair market value of the Trust Fund assets since the preceding Valuation Date.

         5.3 ERISA Section 404(c). It is intended that the Plan constitute an "ERISA Section 404(c) Plan" within the meaning of PWBA Reg. Section 2550.404c-1(b)(1) and the Plan shall be administered in a manner which is consistent with and necessary to carry out such intent. The Retirement Investment Committee shall select at least three separate investment options in accordance with the requirements set forth in PWBA Reg. Section
2550.404c-1(b)(3).

         5.4 Investment Directions. Subject to Section 3.4(b) (relating to the automatic investment of certain post-2001 Employer contributions in the Prudential Stock Fund), each

Participant and Beneficiary will direct the investment and reinvestment of the amounts in and/or subsequently contributed or transferred to his or her Accounts among the available investment options. At any time and from time to time, Participants may direct a re-investment of amounts automatically invested in the Prudential Stock Fund pursuant to Section 3.4(b). Investment directions shall be given in such manner, at such times and subject to such conditions as may be prescribed by the PSI Plan Administrator (or its designee), consistent with the provisions of PWBA Reg. Section 2550.404c-1. In the absence of a properly-transmitted investment direction, the amounts in and/or subsequently contributed to a Participant's (or Beneficiary's) Accounts will be invested in a money market or other short-term fixed income investment option designated for this purpose by the PSI Plan Administrator. The PSI Plan Administrator may reject an investment direction if it may otherwise result in a violation of applicable law, including, without limitation, applicable securities laws. Notwithstanding any other Plan provision to the contrary, the PSI Plan Administrator may adopt administrative procedures designed to ensure that transactions resulting in Participant elections and directions do not violate applicable federal securities laws, or applicable and internal policies regarding compliance with such laws.

                                    ARTICLE 6
                                    ---------

                  ELIGIBILITY FOR AND DISTRIBUTION OF BENEFITS
                  --------------------------------------------

         6.1 Normal Retirement or Total Disability. A Participant who retires at or after his or her Normal Retirement Date, or whose employment terminates by reason of Total Disability, or who has a Total Disability which has continued for at least one year will be entitled to receive 100% of the balance in his or her Accounts. Subject to the provisions hereof and of applicable law, distribution of a retired Participant's Accounts will be made as soon as practicable after his or her retirement or termination of employment. A retired or disabled Participant's Accounts will continue to be invested as part of the Trust Fund and will continue to be adjusted in accordance with the provisions hereof until the distribution thereof is completed.

         6.2 Other Termination of Employment. A Participant whose employment is terminated for any reason (other than death or Total Disability) prior to his or her Normal Retirement Date will be entitled to receive the sum of (a) 100% of the Participant's Accounts other than his or her Company Percentage Matching Contribution Account, plus (b) the vested portion of his or her Company Percentage Matching Contribution Account determined under the following vesting schedule as of the Valuation Date coincident with or immediately preceding the distribution date, based upon the number of the Participant's years of Service:

   Years of Service                      Percentage Vested
   ----------------                      -----------------

Less than 1                                       0%
     1                                           20%
     2                                           40%
     3                                           60%
     4                                           80%
     5 or more                                  100%

Subject to the provisions hereof and of applicable law, the distribution of a terminated Participant's vested Accounts will be made at such time as the Participant elects. A terminated Participant's vested Accounts will continue to be invested as part of the Trust Fund and will continue to be adjusted in accordance with the provisions hereof until the distribution of the Accounts is completed.

         6.3 Forfeitures. If a Participant's Service is severed before the completion of five years of Service, then the nonvested portion of the Participant's Account will be forfeited when the vested portion of the Participant's Account is distributed or, if earlier, on the fifth anniversary of the date the Participant was last credited with Service. If a forfeiture arises with respect to a former Participant who receives a distribution of the vested portion of his or her Account because of a termination of employment, the former Participant returns to Service within five years from the date of his or her separation from Service, and the former Participant repays the amount of the prior distribution to the Plan within the earliest time permitted by Section 411(a)(7)(C) of the Code, then the Employer will restore the amount of the forfeiture attributable to such termination of employment to the Participant's Account. The source of the restoration will be other forfeitures and, to the extent necessary, additional Employer contributions. Restoration of a prior forfeiture will be credited to the Participant's Company Percentage Matching Contribution Account as soon as practicable after it is paid or otherwise made available to the Plan.

         6.4 Method of Payment.

             (a) General. Except as otherwise provided herein or required by applicable law, the distribution of a Participant's Accounts will made be to the Participant (or a deceased Participant's Beneficiary) in the form of a single sum payment. Such distributions shall be made in cash (or, if permitted by the PSI Plan Administrator, acting in a uniform and non-discriminatory manner, in kind); provided, however, that, a Participant (or Beneficiary) may elect to receive the distribution (other than a distribution made pursuant to Section 6.4(b) hereof) in the form of whole shares of Prudential Stock if and to the extent the Participant's Account is invested in the Prudential Stock Fund at the time the distribution is made. Fractional shares of Prudential Stock shall be distributed in cash.

             (b) Transfer to Cash Balance Pension Plan. A terminated Participant who is entitled to receive a distribution of his or her accrued benefit under the Prudential Securities Incorporated Cash Balance Pension Plan Component of The Prudential Merged Retirement Plan

(the "Cash Balance Pension Plan") may, at the time and in the manner prescribed by the PSI Plan Administrator and in accordance with the Cash Balance Pension Plan, elect to have all or a portion of his or her vested Account, other than that portion, if any, attributable to the Participant's after-tax voluntary contributions, transferred directly to the Cash Balance Pension Plan (in a plan-to-plan transfer pursuant to applicable law, including, without limitation,
Section 414(l) of the Code and Treasury Regulation Section 1.411(d)-4)) and added to the Participant's accrued benefit under the Cash Balance Pension Plan, subject to the terms and provisions thereof. A plan-to-plan transfer to the Cash Balance Pension Plan on behalf of a Participant will be in full and final satisfaction of the Participant's interest in the Plan to the extent of the amount so transferred; provided, however, that, if the Participant dies before payment of his or her accrued benefit begins under the Cash Balance Plan, then the amount, if any, transferred from the Plan pursuant to this Section will be returned to the Plan and re-credited to the deceased Participant's Account. A married Participant will not be required to obtain the consent of his or her spouse to the elective transfer of all or part of the Participant's Account balance under this Section. If part (but not all) of a Participant's Account is transferred to the Cash Balance Pension Plan, then the balance not so transferred will be distributed in accordance with the provisions hereof.

         6.5 Commencement of Benefits.

             (a) Terminated Participants. If a terminated Participant does not consent to an earlier payment date (to the extent such consent is required), then the payment of his or her Account must be made or begin by the April 1 following the year in which occurs the later of the Participant's termination of employment or the date the Participant reaches age 70 1/2.

             (b) Required Payments to 5% Owners. Notwithstanding anything to the contrary contained herein, unless an election is in effect under Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982, an active Participant who is a 5% owner (within the meaning of Section 416(i) of the Code) must begin to receive the distribution of his or her Account on the April 1 following the year in which he or she reaches age 70 1/2 in accordance with the minimum distribution requirements of Section 401(a)(9) of the Code.

         6.6 Cashout of Small Benefits. Notwithstanding anything to the contrary contained herein, if the value of a Participant's (or deceased Participant's) vested Accounts is less than $5,000 ($3,500 for Plan Years ending before 2000), then the total amount of those Accounts will be distributed to the Participant (or Beneficiary) in a single sum payment (which, pursuant to Section 6.4(a) may include shares of Prudential Stock) as soon as practicable after the Participant's termination of employment or death. For the purpose of determining whether the value of a terminated Participant's vested Accounts is less than $5,000, the amount credited to his or her Accounts attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code will be taken into account.

         6.7 Death Benefits.

             (a) Distribution of Accounts. If a Participant dies before the complete distribution of his or her Accounts, then the deceased Participant's Beneficiary will be entitled to receive a single sum payment of the balance in those Accounts. Subject to the provisions hereof and of applicable law, the distribution of a deceased Participant's Accounts will be made as soon as practicable after the deceased Participant's death (but in no event later than December 31 of the year following the year in which the Participant's death occurs). A deceased Participant's

Accounts will continue to be invested as part of the Trust Fund and will continue to be adjusted in accordance with the provisions hereof until the distribution of those Accounts is completed.

             (b) Designation of Beneficiary. Except as provided in subsection
(c) of this Section 6.7, an individual may designate a Beneficiary by written notice filed with the PSI Plan Administrator and may change his or her Beneficiary at any time by designating a new Beneficiary in the same manner, and no notice need be given to any prior designated Beneficiary. If no designated Beneficiary shall survive a deceased Participant or Beneficiary, then payment of any death benefit will be made to the Participant's surviving spouse, or if none, to his or her estate.

             (c) Spouse Must Be Beneficiary of Deceased Married Participant. The surviving spouse of a deceased married Participant will be the Participant's Beneficiary unless the surviving spouse consents to the designation of another Beneficiary. The spouse's consent must be in writing and must acknowledge the effect of the Participant's designation, and the spouse's signature must be witnessed by a notary public or an appropriate Plan official. Spousal consent to a different Beneficiary designation will not be required if (1) the Participant's spouse cannot be located, (2) the spouse's consent cannot be obtained because of any other circumstances permitted by applicable law, or (3) the Participant's spouse has not been married to the Participant throughout the one-year period ending on the earlier of the date of the Participant's death or the date on which distribution of the Participant's Accounts begins.

         6.8 Eligible Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the PSI Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For the purposes of this Section, the following terms shall have the following meanings:

         (a) Eligible Rollover Distribution.

                  (1) General. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (2) Special Rule for Certain Distributions. A distribution made on account of hardship after December 31, 1999 shall not be an eligible rollover distribution. A portion of a distribution made after December 31, 2001 shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                  (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 403(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the distributee's eligible rollover distribution. For distributions made after December 31, 2001, an eligible retirement plan shall also include an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. This definition of eligible retirement plan shall also apply in the case of an eligible rollover distribution made to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code, except that, for any such distribution made before January 1, 2002, an eligible retirement plan is limited to an individual retirement account or individual retirement annuity.

                  (c) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  (d) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Federal Income Tax Regulations is given, provided that (a) the Participant is notified that he or she has at least 30 days to consider the decision of whether or not to elect a distribution and, if applicable, a particular distribution option, and (b) the Participant, after receiving such notice, affirmatively elects the distribution be made.

                                    ARTICLE 7
                                    ---------

                        IN-SERVICE WITHDRAWALS AND LOANS
                        --------------------------------

         7.1 In-Service Withdrawals Generally. Subject to the provisions hereof and of applicable law, a Participant may make withdrawals from his or her Accounts prior to termination of employment. An in-service withdrawal from a Participant's Account will be made in cash and will charged against the investments allocated to the Account as follows: first, from any money market mutual funds, and, second, pro rata from any other mutual funds. In-service withdrawals will not be made from the Prudential Stock Fund (provided, however, that a Participant may direct that amounts allocated to the Prudential Stock Fund be re-invested in an available money market mutual fund in order to complete the funding of the Participant's withdrawal).

         7.2 Ordering Rules for Withdrawals. Subject to the provisions hereof and such conditions as may be imposed by the PSI Plan Administrator, a Participant may make in-service withdrawals from his or her Account in the following order:

         (a) the amount, if any, of previously un-withdrawn after tax contributions;

         (b) the amount, if any, credited to the Participant's Rollover Account;

         (c) prior to age 59 1/2, the amount, if any, available from the Participant's Salary Reduction Account pursuant to the hardship withdrawal provisions of Section 7.3;

         (d) after reaching age 59 1/2, the amounts described in (a) - (c) above, plus the balance credited to the Participant's Accounts, to the extent vested, other than amounts credited to his or her Company Percentage Matching and Company Fixed Matching Contribution Accounts; and

         (e) effective January 1, 2002, after reaching Normal Retirement Date, the amounts described in (a) - (d) above, plus the balance credited to the Participant's Company Percentage Matching and Company Fixed Matching Contribution Accounts.

         7.3 Pre-Age 59 1/2 Hardship Withdrawals.

             (a) General. Subject to the provisions hereof, a Participant may make a hardship withdrawal from his or her Salary Reduction Contribution Account (other than post-January 1, 1989 earnings) before age 59-1/2. For Plan Years ending before 2002, a withdrawal will be permitted under this Section if it satisfies the deemed hardship standards and contribution suspension requirements set forth in Treasury Regulation ss.1.401(k)-1(d)(2)(iv) and the corresponding provisions of the Plan in effect on December 31, 1996. For Plan Years after 2001, a withdrawal will be permitted under this Section if it is made on account of an immediate and heavy financial need (as described in subsection (b) below), and is necessary to satisfy such financial need (as determined under subsection
(c) below), in each case as determined by the PSI Plan Administrator (or its designee) based upon the relevant facts and circumstances.

             (b) Immediate and Heavy Financial Need. A withdrawal is for an immediate and heavy financial need if it is made on account of (1) medical expenses described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code), or necessary for these persons to obtain medical care described in Section 213(d) of the Code; (2) costs directly related to the purchase of the Participant's principal residence (exclusive of mortgage payments); (3) payment of tuition, related educational fees, and room and board expenses for the next twelve months of post-secondary education for the Participant, the Participant's spouse, children or other dependents (as defined in Section 152 of the Code); or (4) payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence. A financial need will not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

         (c) Amounts Necessary to Meet the Financial Need. For the purposes hereof, a withdrawal is necessary to satisfy a Participant's immediate and heavy financial need if and to the extent it (1) does not exceed the amount required to meet the financial need, and (2) the Participant cannot satisfy the financial need from other sources that are reasonably available to the Participant. For this purpose, a Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant. Property owned by the Participant and the Participant's spouse, whether as community property, joint tenants, tenants by the entirety, or tenants in common, generally will be deemed a resource of the Participant. However, property held for the Participant's child under an irrevocable trust or under the Uniform Gifts to Minors Act will not be treated as a resource of the Participant. The amount of an immediate and heavy financial need may include federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal. In determining whether a withdrawal is necessary to satisfy a financial need, the PSI Plan Administrator may reasonably rely upon the Participant's written representations, unless it has actual knowledge to the contrary that the need cannot reasonably be relieved--

                  (1) through reimbursement or compensation by insurance otherwise,

                  (2) by liquidation of the Participant's assets,

                  (3) by cessation of Employer contributions under the Plan, or

                  (4) by other distributions or loans from plans maintained by the Employer or an Affiliate or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

For purposes of this subsection (c), a need cannot reasonably be relieved by one of the actions listed in (1)-(4) above if the effect would be to increase the amount of the need.

         7.4 Withdrawal Requests. Requests for in-service withdrawals may be made by filing the Appropriate Form with the PSI Plan Administrator (or its designee). The PSI Plan Administrator (or its designee) may condition its approval on the furnishing of such additional documents, materials or supporting information as it deems reasonably necessary in order to make the factual determinations required under Section 7.4. Withdrawal amounts will be paid to a Participant as soon as practicable after the application therefor is approved.

         7.5 Loans.

             (a) General. Subject to the provisions of this Section and applicable law, the PSI Plan Administrator is authorized to establish and maintain a Participant loan program and, in connection therewith, to establish and implement such rules and procedures as it deems appropriate. Participant loans will be made available to all active Participants on a uniform and nondiscriminatory basis. The amount of a Participant loan must be at least $250 and may not exceed the lesser of (1) $50,000 reduced by the excess of the highest outstanding loan balance of the Participant during the one-year period ending on the day before the loan is made over the

Participant's outstanding loan balance immediately prior to the loan, or (2) 50% of the value of the Participant's vested Accounts as of the date of the loan. A Participant loan will be treated as an investment of the Participant's Account under the Plan. A Participant may have only one loan outstanding at any time.

             (b) Terms. A Participant loan shall be evidenced by the Participant's recourse promissory note in form and substance satisfactory to the PSI Plan Administrator, shall bear a reasonable rate of interest, shall be payable in quarterly or more frequent installments of principal and interest via payroll deduction over a term of at least 6 months and not more than 5 years after the date thereof, and will be secured by the Participant's vested interest in the Plan and by such additional collateral (if any) as the PSI Plan Administrator deems necessary or desirable. Repayment of a Plan loan will be suspended during the period of a Participant's military service covered by USERRA. Loans will be made available to Participants on a reasonably equivalent basis. If, at the time of a Participant's termination of employment, there remains any unpaid balance of a loan made hereunder, then the terms of such loan may provide that such unpaid balance (together with accrued and unpaid interest) will become immediately due and payable in full and, unless paid, will be deducted from the Participant's Account.

                                    ARTICLE 8
                                    ---------

                              TOP HEAVY PROVISIONS
                              --------------------

         8.1 Effect of Top Heavy Status. Notwithstanding anything to the contrary contained herein, for each Plan Year with respect to which the Plan is top heavy, the Company will make additional contributions for Participants who are non-key Employees (regardless of whether such Participant completes 1,000 Hours of Service during such Year) if and to the extent that, after taking into account contributions and benefits under any other qualified plan maintained by the

Company or an Affiliate, such additional contributions are required in order to satisfy the minimum benefit requirements of Section 416(a)(2) of the Code.

         8.2 Definitions and Special Rules.

             (a) Top Heavy Status. The Plan is top heavy for a Plan Year if, as of the last day of the preceding Plan Year, the aggregate Account values of all key Employees under the Plan plus the aggregate account values and accrued benefits for all key Employees under all other qualified plans of the Company or an Affiliate that are aggregated with the Plan (as described in (b) below) exceed sixty percent of the corresponding aggregate values for all employees under the Plan and such other qualified plans, all as determined in accordance with the provisions of Section 416 of the Code and the regulations promulgated thereunder, which are specifically incorporated herein by reference.

             (b) Aggregation of Plans. Each qualified plan of the Company or an Affiliate in which a key Employee participates and each other plan which enables such plan to meet the requirements of Section 401(a)(4) or Section 410(b) of the Code will be aggregated with this Plan, and all additional plans which the Company designates will be aggregated with this Plan if and to the extent that the resulting group of plans satisfies the coverage and nondiscrimination tests of Sections 401(a)(4) and 410 of the Code.

             (c) Key Employee. The term "key Employee" means a key employee described in Section 416(i)(1) of the Code, and the term "non-key Employee" means any Employee who is not a key Employee.

                                    ARTICLE 9
                                    ---------

                             ADMINISTRATION OF PLAN
                             ----------------------

         9.1 Appointment of Administrator and Procedural Matters. The PSI Plan Administrator shall be responsible for and shall have full and absolute discretion and authority to control and manage the operation and administration of the Plan, except for matters relating to the management, investment or control of Trust assets within the purview of the Retirement Investment Committee. A majority of the members of the PSI Plan Administrator will constitute a quorum. The PSI Plan Administrator may act by a vote of a majority of its members at a meeting at which there is a quorum or by written consent signed by all of its members. Unless the PSI Executive Vice President in charge of human resources appoints officers, the PSI Plan Administrator may designate one of its members as the chairman and shall elect a secretary who may but need not be a member. The PSI Plan Administrator may adopt such rules and regulations as it deems necessary or appropriate for the conduct of its affairs. No member of the PSI Plan Administrator shall participate in the determination of any of his or her rights or benefits under the Plan.

         9.2 Powers of PSI Plan Administrator. The PSI Plan Administrator (or its delegate) shall have full discretionary authority to determine all questions and matters that may arise in its administration of the Plan or in carrying out its responsibilities under the Plan, including, without limitation, the resolution of questions of fact, interpretation or application. In all such cases, the decision of the PSI Plan Administrator (or its delegate) shall be final and binding upon all persons. All disbursements by the Trustee, except for reasonable expenses of administering the Trust Fund, shall be made upon and in accordance with the instructions of the PSI Plan Administrator.

         9.3 Operation of PSI Plan Administrator. The PSI Plan Administrator may allocate such fiduciary responsibilities among its members as it shall determine. The PSI Plan Administrator may delegate to employees of the Company or to other persons such Plan administrative responsibilities as it deems appropriate, and may employ such accountants, actuaries, counsel, administrators and other agents (clerical and otherwise) and services as it deems necessary or desirable in connection with the performance of its functions hereunder, and the PSI Plan Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any such person. The PSI Plan Administrator may authorize one or more of its members or a designee who is not a member to execute and deliver any instruments on its behalf.

         9.4 Appointment of Retirement Investment Committee. The Plan assets will be administered and invested in the manner determined by the Retirement Investment Committee. Unless the Board determines otherwise, the Retirement Investment Committee shall be comprised of the Company's Executive Vice President in charge of human resources or the successor to the duties thereof ("EVP-HR") and at least two other individuals appointed by the EVP-HR. A majority of the members of the Retirement Investment Committee will constitute a quorum. The Retirement Investment Committee may act by a vote of a majority of its members at a meeting at which there is a quorum or by written consent signed by all of its members. Unless the Board appoints officers, the EVP-HR shall act as chairman of the Retirement Investment Committee and shall appoint a secretary, who may but need not be a member. The Retirement Investment Committee may adopt such rules and regulations as it deems necessary or appropriate for the conduct of its affairs.

         9.5 Powers of Retirement Investment Committee. The Retirement Investment Committee shall establish a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. Subject to the provisions hereof, the Retirement Investment Committee shall have the following powers, duties and authority with respect to the investment of Plan assets:

                  (a) other than in connection with the Prudential Stock Fund, to select investment alternatives to be made available to Participants and Beneficiaries under the Plan and, if deemed appropriate, to select and appoint one or more investment managers to manage, acquire or dispose of any or all of the assets of the Plan, provided, however, that any such investment manager is described in Section 3(38)(B) of ERISA and has acknowledged in writing that he is a fiduciary with respect to the Plan;

                  (b) to monitor and evaluate the performance of the investment alternatives under the Plan and/or any investment manager;

                  (c) to direct the Trustee in connection with the exercise of investment or asset management responsibilities under the Plan; and

                  (d) to take such actions as are necessary or appropriate in connection with the carrying out of its responsibilities under the Plan.

         9.6 Operation of Retirement Investment Committee. The Retirement Investment Committee may allocate such fiduciary responsibilities among its members as it shall determine. The Retirement Investment Committee may employ such investment advisers, accountants, actuaries, counsel, administrators and other agents (clerical and otherwise) and services as it deems necessary or desirable in connection with the performance of its functions hereunder, and the Retirement Investment Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any such person. The Retirement Investment Committee may authorize one or more of its members or a designee who is not a member to execute and deliver any instruments on its behalf.

         9.7 Fiduciary Status. The PSI Plan Administrator and the Retirement Investment Committees are "named fiduciaries" of the Plan within the meaning of
Section 3(16)(A) of ERISA and Section 414(g) of the Code.

         9.8 Resignation or Removal. Any member of the PSI Plan Administrator or the Retirement Investment Committee may resign by giving written notice to the EVP-HR or the Board before the effective date of his or her resignation. Any member of the PSI Plan Administrator or the Investment Committee may be removed, with or without cause, at any time by the Board or the EVP-HR. Vacancies will be filled as soon as is reasonably practicable after a vacancy occurs and, until a new appointment is made, the remaining members of the PSI Plan Administrator or the Retirement Plan Committee, as the case may be, shall have the full authority to act.

         9.9 Records and Reports. The PSI Plan Administrator and the Retirement Investment Committee shall keep records of their proceedings and acts and shall keep or cause to be kept all such books of account, records and other data as may be necessary in connection with the performance of their functions hereunder.

         9.10 Expenses. All expenses incurred in connection with the administration of the Plan and the Trust Fund, including, without limitation, fees of accountants, actuaries, counsel, investment managers, investment advisers and other agents, and other costs of administering the

Plan and the Trust Fund, shall be paid by the Trustee out of the Trust Fund, unless paid by the Company.

         9.11 Indemnification. Each individual member of the PSI Plan Administrator and of the Retirement Investment Committee and each other individual who has been designated to carry out any fiduciary or administrative responsibility under the Plan, whether an employee, officer or director of the Company or an Affiliate, to the extent permitted by law, shall be indemnified by the Company against all expenses (including costs and attorney's fees) actually and necessarily incurred or paid by him or her in connection with the defense of any action, suit or proceeding in any way relating to or arising from the Plan to which he or she may be made a part by reason of his or her being or having been so designated, or by reason of any action or omission or alleged action or omission by him or her in such capacity, and against any amount or amounts which may be paid by him or her (other than to the Company) in reasonable settlement of any such action, suit or proceeding, where it is in the interest of the Company that such settlement be made. In cases where such action, suit or proceeding shall proceed to final adjudication, such indemnification shall not extend to matters as to which it shall be adjudged that such individual is liable for gross negligence or willful misconduct in the performance of his or her duties as such. The right of indemnification herein provided shall not be exclusive of other rights to which any such individual may now or hereafter be entitled, and shall inure to the benefit of his or her heirs, executors and administrators.

         9.12 Claim for Benefits. When a Plan benefit is due, a Participant or Beneficiary should submit his or her claim to the person or office designated by the PSI Plan Administrator to receive claims (the "claims handler"). Under normal circumstances, a final decision shall be made as to a claim within 90 days after receipt of the claim. If the claims handler notifies the claimant in writing during the initial 90 day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If an adverse determination is made, the claims handler shall provide the claimant with written or electronic notification setting forth the specific reasons for the determination, reference to the Plan provisions upon which the determination is based, a description of any additional materials or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and a description of the claims review procedure. If no action is taken during the claims period, the claim is treated as if it were denied on the last day of the claims period.

         9.13 Review of Denied Claims. If a Participant's or Beneficiary's claim for benefits is denied (or deemed denied) and the claimant wants a review, he or she may must apply to the PSI Plan Administrator in writing. The application for review may include any comment or argument the claimant wants to make. The claimant and/or the claimant's representative may upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information "relevant" to the claim and may submit for review any additional written comments, documents, records or other information relating to the appeal without regard to whether such information was submitted or considered in the initial benefit determination. A document, record or other information is considered "relevant" to the claim if it was relied upon in making the determination, was submitted, considered or generated in the course of making the determination whether or not it was relied upon in making the determination. The PSI Plan Administrator may (but is not required to) schedule a meeting with the claimant and/or the claimant's representative. The PSI Plan Administrator may schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review. An application for review of a denied claim must be filed within 60 days after the date of the denial (or deemed denial). If it is not, the denial becomes final. If a timely application for review is made, the PSI Plan Administrator must make its decision, under normal circumstances, within 60 days of the receipt of the application for review. However, if the PSI Plan Administrator notifies the claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the application for a review. The PSI Administrator shall communicate its final determination in writing or electronically, including, if the appeal is denied, the specific reasons for the denial, the Plan provisions on which the denial is based, a statement that the claimant is entitled to receive, upon request and free of charge, copies of, all documents, records and other information relevant to the claim, and a statement of the claimant's right to bring an action under
Section 502(a) of ERISA. If a decision is not furnished to the claimant within the 60 (or, if applicable, 120) day review period, the appeal is treated as if it were denied on the last day of the review period.

         9.14 Limitation on Suits for Benefits. Claimants must follow the claims procedure in Sections 9.12 and 9.13 before taking action in any other forum regarding a claim for benefits under the Plan. Any suit or legal action initiated by a claimant under the Plan must be brought, if at all, no later than one year following a final decision on the claim for benefits by the PSI Plan Administrator (including the decision of deemed decision on review of the denied claim). The one-year limitation on suits or other legal actions for benefits shall apply in any forum where a claimant initiates such suit or legal action.

         9.15 Standard of Judicial Review of Committee Actions. The PSI Plan Administrator has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan, including without limitation, the authority to determine any person's eligibility to participation in the Plan, any person's right to benefits under the Plan, the correct amount and form of any benefits, the authority to decide any appeal, the authority to review and correct the actions of any prior PSI Plan Administrator, and all of the rights, powers, and authorities specified in the Plan. Notwithstanding any provision of law or any explicit or implicit provision of this document or, any action taken, or ruling or decision made, by the PSI Plan Administrator in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties, regardless of whether the PSI Plan Administrator or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No action, ruling, or decision of the PSI Plan Administrator shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the PSI Plan Administrator may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

                                   ARTICLE 10
                                   ----------

                                   TRUST FUND
                                   ----------

         10.1 General. The Trust Fund will consist of all payments to the Trustee as provided herein, together with the net income or loss (including capital items) produced by the investments of the Trust Fund or the sale of any such investments. The Trust Fund will be held, administered and invested in the manner provided herein and in the agreement pursuant to which the Trust Fund is governed.

         10.2 No Diversion. All assets of the Trust Fund will be owned by the Trustee. Except as otherwise provided herein, no part of the Trust Fund may be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries.

         10.3 Benefits Provided Solely by Trust Fund. All benefits payable under the Plan will be paid or provided solely from the Trust Fund, and the Company assumes no liability or responsibility therefor.

         10.4 Prudential Stock. Effective January 1, 2002, a Prudential Stock Fund shall be added to the Plan's investment options. Subject to the provisions hereof and of applicable law, and to such limitations as may be imposed from time to time by the Company, the Trustee may invest Plan assets in the Prudential Stock Fund.

             (a) Purchase of Prudential Stock. Prudential Stock for the Prudential Stock Fund shall be purchased in the open market or by private purchase, including purchase from an Affiliate (except to the extent that the Employer elects to contribute Prudential Stock to the Plan). Any such purchase from an Affiliate shall be at a price per share not in excess of the mean between the highest and lowest quoted selling price per share for a 100 share lot of Prudential Stock on the composite tape of New York Stock Exchange issued on the date of purchase.

             (b) Voting Rights of Prudential Stock. All voting rights with respect to shares of Prudential Stock held by the Plan shall be exercised by the Trustee in accordance with the timely directions of Participants, Beneficiaries or alternate payees under QDROs (collectively referred to as "Eligible Voters"), as provided herein. Each Eligible Voter shall have the right to vote the number of shares of Prudential Stock credited to his or her Account (whether or not fully vested) and, unless the Eligible Voter objects as permitted in subsection
(b)(2) below, a proportionate number of "Undirected Shares." For this purpose, Undirected Shares are shares of Prudential Stock for which the Trustee does not receive timely voting instructions from Eligible Voters, or which have not been allocated to a Participant's Account. Notwithstanding the foregoing, if more than 60% of the Eligible Voters object as permitted in subsection (b)(2) below, the Retirement Investment Committee shall obtain the services of an independent fiduciary to direct the Trustee with respect to the voting.

                  (1) Application of Voting Instructions; General. Except as provided under subsection (b)(2), timely voting instructions provided by each Eligible Voter to the Trustee shall apply to the number of shares of Prudential Stock credited to the Eligible Voter's Account and to a proportionate number of Undirected Shares; and, for this purpose, each Eligible Voter who provides instructions to the Trustee shall be a named fiduciary (within the meaning of Sections 402 and 403(a)(1) of ERISA) to the Plan with respect to the voting, but shall have no other fiduciary authority or responsibility under this Plan unless otherwise designated as a named fiduciary under another section of the Plan.

                  (2) Right to Object. Any Eligible Voter who exercises in a timely manner his or her right to vote the shares of Prudential Stock credited to his or her Account may object to the application of his or her voting instructions to any Undirected Shares by providing timely notice to the PSI Plan Administrator or its designee. An Eligible Voter who objects in a timely manner to the application of his or her voting instructions to Undirected Shares shall not be a named fiduciary of the Plan with respect to voting Undirected Shares. The PSI Plan Administrator shall establish reasonable procedures that allow Eligible Voters to notify the PSI Plan Administrator or its designee in a timely manner of the Eligible Voter's objection hereunder.

                  (3) Notice to Eligible Voters. Before each annual or special meeting of the shareholders of Prudential Financial, Inc., the PSI Plan Administrator shall cause to be sent to each Eligible Voter the proxy materials and any other information provided to Prudential Financial, Inc.'s shareholders in connection with such annual or special meeting, together with a form requesting voting instructions and describing the procedure by which an Eligible Voter may object in a timely manner to the application of his or her voting instructions to Undirected Shares. The materials sent to Eligible Voters shall include a notice explaining that: (a) each Eligible Voter's timely voting instructions to the Trustee shall be effective with respect to the number of shares of Prudential Stock credited to his or her Account, (b) unless the Eligible Voter objects in a timely manner to the application of his or her voting instructions to Undirected Shares in accordance with the procedure explained in the notice, the Eligible Voter's voting instructions to the Trustee shall apply to a pro rata portion of Undirected Shares, (c) each Eligible Voter who provides voting instructions to the Trustee shall be a named fiduciary of the Plan with respect to the shares of Prudential Stock voted in accordance with his or her voting instructions, and (d) if the Eligible Voter fails to timely provide voting instructions to the Trustee, the Trustee shall vote the shares of Prudential Stock credited to his or her Account in accordance with the directions of those Eligible Voters who submit timely instructions to the Trustee and who have not objected in a timely manner to the application of their voting instructions to Undirected Shares.


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


                  (4) Voting. Upon receipt of timely instructions from Eligible Voters, the Trustee shall vote the shares of Prudential Stock credited to the Eligible Voter's Account (whether or not fully vested) as directed by him or her. The Trustee shall vote Undirected Shares in the same proportion on each issue as it votes shares of Prudential Stock for which instructions are received in a timely manner from Eligible Voters who do not object in a timely manner to the application of their voting instructions to a proportionate number of the Undirected Shares.

         (c) Tender or Similar Offers.

                  (1) General. Notwithstanding the foregoing, in the event of a tender offer by any party other than an Affiliate for shares of Prudential Stock or in the event of any similar event to effect a change in control (as hereinafter defined) of Prudential Financial, Inc. by a sale or exchange of Prudential Stock, each Eligible Voter shall have the right to instruct the Trustee in a timely manner with respect to the number of shares of Prudential Stock credited to his or her Account (whether or not fully vested). Each Eligible Voter shall be a named fiduciary (within the meaning of Sections 402 and 403(a)(1) of ERISA) of the Plan with respect to the exercise of his or her rights in a tender offer or in any similar event to effect a change in control (as hereinafter defined) of Prudential Financial, Inc. by a sale or exchange of Prudential Stock, but shall have no other fiduciary authority or responsibility under this Plan unless otherwise designated as a named fiduciary under another section of this Plan.


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


                  (2) Notice. In the event of a tender offer by any party other than an Affiliate for shares of Prudential Stock or in the event of any similar event to effect a change in control (as hereinafter defined) of Prudential Financial, Inc. by a sale or exchange of Prudential Stock, the PSI Plan Administrator shall cause to be sent to each Eligible Voter a form requesting instructions as to whether the Prudential Stock should be tendered pursuant to the offer or sold or exchanged pursuant to any similar attempt to effect such a change in control and together with a notice explaining that: (a) the Eligible Voter's timely instructions shall be effective with respect to the number of shares of Prudential Stock credited to his or her Account, (b) each Eligible Voter shall be a named fiduciary of the Plan with respect to the number of shares of Prudential Stock credited to the Eligible Voter's Account, and (c) an Eligible Voter's failure to respond to a request for instructions shall be treated as an instruction to not tender or to not so sell or exchange, as the case may be. At or prior to the time the PSI Plan Administrator causes such request for instructions to be sent to each Eligible Voter, it shall distribute or cause to be distributed to each Eligible Voter copies of any materials required to be distributed to each shareholder of Prudential Financial, Inc. by the Securities and Exchange Commission or by any other appropriate regulatory body in connection with the tender offer or similar attempt to effect a change of control.

                  (3) Response to Tender or Similar Offer. Upon timely receipt of instructions from the Eligible Voters, the Trustee shall tender or take other action with respect to the shares of Prudential Stock credited to each Eligible Voter's Account as directed by him or her. To the extent that Eligible Voters do not

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


         provide instructions with respect to the number of shares of Prudential Stock credited to his or her Account, the Trustee shall not tender or sell or exchange such shares of Prudential Stock.

                  (4) Change in Control. For purposes of this subsection 10.4(c), a change in control of Prudential Financial, Inc. shall mean the accumulation by any individual, firm, corporation or other entity (other than the Company or an Affiliate or by any employee benefit plan maintained by the Company or an Affiliate), singly or in combination with any associates or affiliates, of the beneficial ownership of more than twenty percent (20%) of the outstanding shares of capital stock of Prudential Financial, Inc. authorized to be issued from time to time under its Certificate of Incorporation.

                  (5) Tender or Similar Offer Proceeds Fund. Any proceeds from the sale or exchange of Prudential Stock pursuant to subsection (c)(3) above shall be held in a Tender Offer Proceeds Fund. Unless the Retirement Investment Committee determines otherwise, such fund shall be invested in a money market or other short term fixed income investment option otherwise available under the Plan, pending re-investment in accordance with the directed investment provisions of the Plan.

         (d) Dividends and Other Income on Prudential Stock. All dividends and other income credited to the Prudential Stock Fund shall be allocated to all individuals with an Account balance in the Prudential Stock Fund when such amounts are received by the Plan. If the Prudential Stock Fund has been terminated, subsequent dividends and other income


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



attributable thereto shall be allocated in a manner which is equitable basis among those Accounts to which Prudential Stock was credited immediately prior to such termination.

         (e) Confidentiality. Except as required by applicable law, information relating to the purchase, holding and sale of Prudential Stock and the exercise of voting, tender and similar rights with respect to Prudential Stock by Participants, Beneficiaries and alternate payees under QDROs shall be held in confidence and shall not be divulged or released to any person, including officers or employees of the Company or an Affiliate. The PSI Plan Administrator shall ensure that sufficient procedures are maintained to safeguard the confidentiality of such information and shall monitor compliance with such procedures. In any situation which the PSI Plan Administrator determines has a potential for undue Employer influence upon the direct or indirect purchase, holding and sale of Prudential Stock or exercise of voting or other shareholder tender and similar rights by Participants, Beneficiaries, or alternate payees under QDROs, the PSI Plan Administrator shall appoint an independent Plan fiduciary to review the sufficiency of, and monitor compliance with, such procedures. In the case of a tender or similar offer, the PSI Plan Administrator shall appoint such an independent fiduciary. For the purposes of this paragraph, a fiduciary is not independent if the fiduciary is affiliated with the Company.

                                   ARTICLE 11
                                   ----------

                           AMENDMENTS AND TERMINATION
                           --------------------------

         11.1 Company May Amend Plan. The Company reserves the right, by action of the Board at any time and from time to time, to modify or amend the Plan in whole or in part. No amendment will:

         (a) vest in an Employer an interest in the Trust Fund;


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


                  (b) cause or permit the Trust Fund to be diverted to any purpose other than the exclusive benefit of Participants and Beneficiaries;

                  (c) decrease the Account of any Participant or eliminate a protected optional form of payment; or

                  (d) change the vesting schedule to one which would result in the nonforfeitable percentage of a Participant's Account (determined as of the later of the date of adoption of the amendment or the effective date of the amendment) being less than the nonforfeitable percentage computed under the Plan without regard to the amendment.

If the Plan's vesting schedule is amended, each Participant with at least three years of Service may elect to have his or her nonforfeitable percentage computed without regard to the amendment. The election must be made by the latest of the following dates: (1) 60 days after the amendment is adopted, (2) 60 days after the amendment becomes effective, or (3) 60 days after the Participant is issued written notice of the amendment.

         11.2 Withdrawal of Participating Employer. An Employer may withdraw from the Plan by giving written notice to the PSI Plan Administrator of its intent to withdraw. The PSI Plan Administrator will then determine the portion of the Trust Fund attributable to the Participants employed by the withdrawing Employer and will notify the Trustee to segregate those assets and hold, transfer or distribute them, as appropriate. A withdrawal will not terminate the Plan with respect to the withdrawing Employer if the Employer appoints a successor trustee or trustees and establishes another plan and trust intended to qualify under Section 401(a) of the Code.


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


         11.3 Termination. The Board may terminate the Plan with respect to any or all Employers. Any Employer may terminate the Plan with respect to itself. If there is a partial or total termination of the Plan, or a complete discontinuance of an Employer's contributions thereunder, all affected Participants will immediately become 100% vested in their Accounts.

         11.4 Distributions Upon Termination. Subject to the provisions of applicable law and the provisions of a Plan amendment, if any, adopted in connection with a Plan termination, if the Plan is terminated or partially terminated, the PSI Plan Administrator or the Board will determine whether and the extent to which affected Participants' Accounts will be frozen, distributed to the Participants (or their Beneficiaries) and/or transferred to another qualified plan maintained by the Company, an Affiliate or any other employer. Except to the extent required by applicable law, all distributions in respect of the termination of the Plan will be made in the form of single sum payments.

         11.5 Statutory Merger/Consolidation Rule. In the case of any merger or consolidation of the Plan with, or any transfer of assets or liabilities of the Plan to, any other plan, the benefit which each Participant would be entitled to receive immediately after the merger, consolidation or transfer (if the Plan then terminates) shall be equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (as if the Plan had then terminated).

                                   ARTICLE 12
                                   ----------

                                  MISCELLANEOUS
                                  -------------

         12.1 No Rights Conferred. Nothing herein will be deemed to give any individual any right to be retained in the employ of the Company or an Affiliate or any other rights in the future other than as herein specifically set forth. Except as otherwise specifically required herein or by


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


law, no Participant, Beneficiary or other person will be entitled to inspect the books, records, reports, financial statements or tax returns of the Company or an Affiliate.

         12.2 Benefits Limited to Trust Fund. No person will have any right or interest in the Trust Fund other than as provided herein. Any final payment or distribution to a Participant or Beneficiary will be in full satisfaction of all claims against the Plan, Trust Fund, the Trustee, the PSI Plan Administrator, the Retirement Investment Committee, the Company, an Affiliate, the Board and any fiduciary of the Plan. The Trustee or the PSI Plan Administrator may require a Participant or Beneficiary to execute a receipt and a general release of any and all such claims upon a final payment or distribution, or a receipt and/or release to the extent of any partial payment or distribution.

         12.3 Spendthrift Provision. Except to the extent required by law (e.g., in connection with qualified domestic relations orders within the meaning of
Section 414(p) of the Code), no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, encumber or charge the same shall be void. No such benefit shall be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to those benefits. The PSI Plan Administrator will establish such procedures as may be necessary or appropriate in order to comply with the provisions of ERISA and the Code in connection with domestic relations orders issued with respect to a Participant's Accounts. If an order so provides, payment of the interest of an alternate payee (as defined in Section 414(p) of the Code) may be made or begin as soon as practicable after the PSI Plan Administrator determines that the order constitutes a qualified domestic relations order.

         12.4 Payment to Minors or Incompetents. If any person to whom a benefit is payable hereunder is an infant or if the PSI Plan Administrator determines that any person to whom such benefit is payable is incompetent by reason of a physical or mental disability, the PSI Plan Administrator may cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the PSI Plan Administrator or the Trustee to see to the application of such payments.

         12.5 Headings. The headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

         12.6 Severability. If any provision of the Plan or the application of such provision to any person or circumstance is held invalid, the remainder of the Plan (and the application of such provision to any person or circumstance other than the person or circumstance to which it is held invalid) will not be affected thereby.

         12.7 Construction. The provisions of the Plan will be construed, regulated and administered according to the provisions of ERISA, the Code and to the extent not inconsistent therewith or preempted thereby, in accordance with the laws of the State of New York.


                                       56